UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013

VISION GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	31104	20-8203420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd, Suite 700, Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

408-390-3275 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Reorganization

On September 18, 2013, Vision Global Solutions, Inc., a Nevada corporation (OTC: VIGS.OB) (“Vision”), and FracRock International, Inc., a Delaware corporation engaged in the oilfield technology and service business (“FRI”), entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which Vision will acquire FRI in a stock-for-stock transaction.

Pursuant to the Merger Agreement, FRI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Vision, will merge with and into FRI (the “Merger”).  FRI will survive as a wholly-owned operating subsidiary of Vision.  Upon consummation of the merger, each share of FRI common stock will convert into one share of common stock of Vision.  Prior to the merger, Vision will undertake a 480:1 reverse stock split.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On September 18, 2013, FRI issued a press release relating to the Merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The press release contains statements that are intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated as of September 18 2013, by and among Vision Global Solutions, Inc., FRI Acquisition Corp. and FracRock International Inc.

99.1	Press release dated September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION GLOBAL SOLUTIONS, INC.
(Registrant)

Date: September 18, 2013	By:	/s/ Todd Waltz
Todd Waltz
Chief Executive Officer and
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization dated as of September 18 2013, by and among Vision Global Solutions, Inc., FRI Acquisition Corp. and FracRock International Inc.

99.1	Press release dated September 18, 2013.